SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K



                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of Earliest Event Reported):  May 16, 2003



                      FRONTLINE COMMUNICATIONS CORPORATION
             (Exact name of registrant as specified in its charter)


           Delaware                  001-15673            13-3950283
                                    (Commission
(State or other jurisdiction of    File Number)        (I.R.S. Employer
        incorporation)                                Identification No.)



                One Blue Hill Plaza, Pearl River, New York 10965
               (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:    (845) 623-8553



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Item 4.  Changes in Registrant's Certifying Accountant.

(a)(1)


     (i) On April 3, 2003 the Company acquired Proyecciones y Ventas Organizadas, S.A. de C.V ("Provo"), a privately owned company organized under the laws of the Republic of Mexico. The substantial nature of the acquisition requires that the Company's audit firm and auditors be available in Mexico City as well as U.S. As a result of this requirement, the Company has elected to change accountants. On May 16, 2003, Frontline Communications Corporation (the "Company") dismissed Goldstein Golub Kessler, LLP ("GGK") as its principal independent accountant.

     (ii) GGK's report on the financial statements of the Company for the fiscal year ended December 31, 2001 did not contain an adverse opinion or a disclaimer of opinion, nor was qualified or modified as to uncertainty, audit scope or accounting principles. GGK's report on the financial statements of the Company for the fiscal year ended December 21, 2002 contained an emphasis of a matter relating to the Company's ability to continue as a going concern.

     (iii) The decision to change accountants was recommended and approved by the Audit Committee of the Company's Board of Directors, and approved by the Company's Board of Directors.

     (iv) During the fiscal years ended December 31, 2001 and December 31, 2002 and during the period from January 1, 2003 through May 16, 2003, there were no disagreements with GGK on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure or any reportable event.

(a)(2)

     On May 16, 2003 the Company engaged BDO Hernandez Marron y Cia, S.C. ("BDO"), headquartered in Mexico City, as the Company's principal independent accountant to audit the financial statements of the Company for the year ended December 31, 2003. BDO was also retained to conduct an audit of Provo's financial statements for the years ended December 31, 2001 and December 31, 2002. BDO is a member of BDO International, a worldwide accounting network.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

     (c). Exhibits.

     16.1 Letter from Goldstein Golub Kessler, LLP regarding change in certifying accountant.

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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       FRONTLINE COMMUNICATIONS CORPORATION
                                       (Registrant)

Dated:  May 20, 2003                By:  /s/ Stephen J. Cole-Hatchard
                                             --------------------------
                                             Stephen J. Cole-Hatchard
                                             Chief Executive Officer
                                             and Director